Exhibit 24.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-45057 on Form S-3 dated February 4, 1988, No. 333-28783 on Form S-3 dated October 8, 1997, No. 333-24371 on Form S-8 dated April 2, 1997, No. 333-18547 on
Form S-3 dated February 14, 1997, No. 333-827 on Form S-3 dated May 15, 1996, No. 33-89646 on Form S-8 dated February 21, 1995, No. 33-91840 on Form S-3 dated July 21, 1995, No. 33-86744 on Form S-3 dated December 13, 1994, No. 33-78590 on
Form S-3 dated June 20, 1994, No. 33-74078 on Form S-3 dated February 2, 1994, No. 33-71490 on Form S-8 dated November 11, 1993, No. 33-71596 on Form S-8 dated November 11, 1993, No. 33-49474 on Form S-8 dated July 10, 1992, No. 33-48566 on
Form S-3 dated June 25, 1992, No. 33-15025 on Form S-8 dated June 29, 1987, and No. 33-10393 on Form S-8 dated December 16, 1986 of our report dated March 26, 1999 (April 12, 1999 as to the sixth paragraph of Note 5), with respect to the consolidated financial statements and schedule of MEDTOX Scientific, Inc. (formerly EDITEK, Inc.) as of and for the year ended December 31, 1998 included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


/s/ Deloitte & Touche


Minneapolis, Minnesota
April 13, 1999